                                                                   Exhibit(c)(9)

                              STOCKHOLDER AGREEMENT
                              ---------------------


                  STOCKHOLDER AGREEMENT (this "AGREEMENT"), dated as of August 2, 1999, among Harris Corporation, a Delaware corporation ("PARENT"), Space Coast Merger Corp., a California corporation and a wholly owned subsidiary of Parent ("SUB"), and the undersigned stockholder (the "STOCKHOLDER") of Pacific Research & Engineering Corporation, a California corporation (the "COMPANY").


                  WHEREAS, Parent, Sub and the Company, propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT") to provide for the making of a cash tender offer (as such offer may be amended from time to time, the "OFFER") by Sub for any and all shares of Common Stock, no par value, of the Company (the "SHARES") and for any and all Shareholder Warrants (as defined in the Merger Agreement), Representative Warrants (as defined in the Merger Agreement) and the Executive Warrant (as defined in the Merger Agreement, and collectively with the Shareholder Warrants and the Representative Warrants, the "WARRANTS") at the Applicable Offer Price (as defined in the Merger Agreement) and the merger of the Company and Sub (the "MERGER");

                  WHEREAS, the Stockholder legally and/or beneficially owns that number of Shares and Warrants appearing on the signature page hereof (such shares and warrants, as they may be increased upon any purchase of Shares or Warrants or upon exercise of any option or warrant to purchase Shares or Warrants as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "ADJUSTMENT EVENT") being referred to herein as the "SUBJECT SHARES" and the "SUBJECT WARRANTS," respectively); and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholder enter into this Agreement;

                  NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent and Sub as follows:

                  (a) AUTHORITY. The Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

                  (b) THE SUBJECT SHARES. The Stockholder has good and marketable title to the Subject Shares and Subject Warrants, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no Shares or Warrants other than the Subject Shares and Subject Warrants. The Stockholder owns options and warrants to purchase Shares as described in reasonable detail on
         SCHEDULE 1.

                  2.  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.

                  (a) AUTHORITY. Parent and Sub hereby represent and warrant to the Stockholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

                  3.  COVENANTS OF THE STOCKHOLDER.   The Stockholder agrees as
follows:

                  (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's Articles of Incorporation or By-laws or other proposal or transaction involving the Company or any of its affiliates, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

                  (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares or Subject Warrants (or any option or warrant to purchase Shares or Warrants, except for any sale or transfer to the Company) to any person other than Sub or Sub's designee or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

                  (d) The Stockholder shall not, nor shall the Stockholder permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (iii) enter into any agreement with respect to or approve or recommend any Takeover Proposal.

                  (e) So long as the Merger Agreement has not been terminated, the Stockholder shall tender pursuant to the Offer, and not withdraw, all of the Subject Shares and Subject Warrants.

                  4. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign any or all of its rights, interests and obligations hereunder, in its sole discretion, to Parent or, with the consent of the Stockholder, which consent shall not be unreasonably withheld or delayed, to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

                  5. TERMINATION. This Agreement shall terminate upon the earliest of the following events (each a "TERMINATION EVENT"):

                   (a) the Effective Time (as defined in the Merger Agreement);

                  (b) the termination of the Merger Agreement pursuant to
         Section 8.1 thereof, other than:

                           (i) a termination under Section 8.1(d) thereof
                  because the Board of Directors of the Company or any committee thereof has withdrawn or modified its approval or recommendation of the Offer, the Merger or the Merger Agreement, as provided in paragraph d(i) of Exhibit C to the Merger Agreement, or because the Board of Directors of the Company or any committee thereof has adopted a resolution to effect any of the foregoing, as provided in paragraph d(ii) of Exhibit C to the Merger Agreement, if prior to the time of such withdrawal or modification, or the adoption of such resolution, a Takeover Proposal shall have been made; or

                           (ii) a termination under Section 8.1(d) thereof
                  because the Board of Directors of the Company or any committee thereof has approved or recommended a Takeover Proposal, as provided in paragraph d(i) of Exhibit C to the Merger Agreement, or because the Board of Directors of the Company or any committee thereof has adopted a resolution to effect such approval or recommendation, as provided in paragraph d(ii) of Exhibit C to the Merger Agreement; or

                           (iii) a termination of the Merger Agreement under
                  Section 8.1(e) thereof (the termination described in clauses
                  (i), (ii) and (iii) being referred to herein as the "TERMINATION TRIGGER EVENTS");

                  (c) 60 days following any termination of the Merger Agreement that constitutes a Termination Trigger Event; or

                  (d) the amendment of the Merger Agreement in a manner adverse to the Stockholder without the Stockholder's consent, which consent shall not be unreasonably withheld or delayed.

                  6. NO LIMITATIONS ON ACTIONS OF THE STOCKHOLDER AS A DIRECTOR, OFFICER OR EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's duties as a director, officer or employee of the Company, including fiduciary duties.

                  7. RELIANCE ON COUNSEL AND OTHER ADVISORS. Each of the parties hereto has consulted with such legal, financial, technical or other experts it deems necessary or desirable before entering into this Agreement. Each of the parties hereto represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. None of the parties hereto has relied upon any oral representations of the other party in entering into this Agreement.

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                  8.  GENERAL PROVISIONS.

                  (a) EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (b) SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, none of the parties will allege, and each of the parties hereby waives the defense, that there is an adequate remedy at law. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of California in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein).

                  (c) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

                           if to Parent or Sub, to:

                           Harris Corporation
                           1025 W. NASA Boulevard
                           Melbourne, Florida  32919
                           Attention: Scott T. Mikuen and Corporate Secretary
                           Facsimile: (407) 727-9234

                           with a copy (which shall
                           not constitute notice) to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, IL 60603
                           Attention: Jim L. Kaput
                           Facsimile:  (312) 853-7036
                           if to Stockholder, to:
                           Herbert McCord
                           Granum Communications
                           125 Half Mile Road
                           Red Bank, New Jersey  07701
                           Telephone:  732-933-2626

                           with a copy (which shall
                           not constitute notice) to:

                           Gray Cary Ware & Freidenrich
                           4365 Executive Drive, Suite 1600
                           San Diego, California 92121
                           Attention:  Rebecca Schmitt
                           Facsimile:  858-677-1477

         or to such other address as such party may indicate by a notice delivered to the other parties in accordance with this section.

                  (d) PARTIES IN INTEREST. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent, Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  (e) ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  (f) HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when such counterparts have been signed by each of the parties hereto and delivered to each of the other parties.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

                  (i) CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

                  (j) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  (k) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (k).

                  IN WITNESS WHEREOF, each of Parent, Sub and the Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.


                                    HARRIS CORPORATION



                                    By: /s/ David S. Wasserman
                                      ----------------------------------------
                                           Name:David S. Wasserman
                                           Title:  Vice President - Treasurer



                                    SPACE COAST MERGER CORP.



                                    By: /s/ DAVID S. WASSERMAN
                                      ----------------------------------------
                                           Name: David S. Wasserman
                                           Title:  Vice President - Treasurer



                                    STOCKHOLDER



                                    /s/ Herbert McCord
                                    -----------------------------------------
                                    Name: Herbert McCord

                                    Number of Shares owned by the
                                    Stockholder on the date hereof:

                                    10,000
                                    ------

                                   SCHEDULE 1
                                   ----------

Number of Shares          Purchase price     Expiration date       Exercise date
subject to options        per Share          of option or          of option or
or warrants                                  warrant               warrant
------------------        --------------     ---------------       --------------
5,000                     $3.1875            9/08/2007             9/08/1997
2,500                     $4.00              6/25/2008             6/25/1998
2,500                     $1.0625            6/25/2009             6/25/1999